Exhibit 5.1

Brian F. Leaf

(703) 456-8053

bleaf@cooley.com

March 1, 2023

Inovio Pharmaceuticals, Inc.

660 W. Germantown Pike, Suite 110

Plymouth Meeting, Pennsylvania 19462

We have acted as counsel to Inovio Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Post-Effective Amendment No. 1 to a Registration Statement on Form S-3 (File No. 333-252256) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement contains two prospectuses: (i) a base prospectus (the “Base Prospectus”) and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus” and together with the Base Prospectus, the “Prospectus”), covering up to $300,000,000 of the Company’s common stock (the “Shares”), par value $0.001 per share (“Common Stock”), that may be sold by the Company in accordance with the ATM Equity OfferingSM Sales Agreement dated November 9, 2021 (the “Sales Agreement”) among the Company and BofA Securities, Inc., RBC Capital Markets, LLC and Oppenheimer & Co. Inc. as described in the Sales Agreement Prospectus.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s Certificate of Incorporation, as amended, and Amended and Restated Bylaws, each as currently in effect, (c) the Sales Agreement and (d) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof (except that such assumption is not made with respect to the due execution and delivery of documents by the Company). As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters.

We have assumed (i) that the specific sale of Shares will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) that no more than 150,000,000 Shares will be sold under the Sales Agreement after the date hereof pursuant to the Prospectus. We express no opinion to the extent that future issuances of securities of the Company and/or anti-dilution adjustments to outstanding securities of the Company cause the number of shares of Common Stock outstanding or issuable upon conversion or exercise of outstanding securities of the Company to exceed the number of Shares then issuable under the Sales Agreement.

Our opinion is expressed only with respect to the DGCL. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing and in reliance thereon, we are of the opinion that the Shares, when issued and paid for in accordance with the Sales Agreement and as provided in the Prospectus, will be validly issued, fully paid and nonassessable.

ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5640 T: (703) 456-8000 F: (703) 456-8100 WWW.COOLEY.COM

March 1, 2023

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the Base Prospectus and Sales Agreement Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

COOLEY LLP

By:	/s/ Brian F. Leaf
Brian F. Leaf

ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5640 T: (703) 456-8000 F: (703) 456-8100 WWW.COOLEY.COM